January 15, 1999

Mr. Jean Fitzgerald
2100 South Ocean Lane #706
Fort Lauderdale, Florida 33316

Dear Jean:

I am pleased to confirm our understanding with regard to the continuation of your services as a consultant to Hvide Marine Incorporated ("Hvide"). As in the past, you will assist Hvide on such matters as are determined by Hvide's Chief Executive Officer, which matters may include Hvide's governmental relations at the federal, state, and local levels.

As payment for your services, effective January 1, 1999 you shall receive a consulting fee of $7,000 per month, payable in advance on the first business day of each month. In addition, Hvide shall reimburse you for reasonable out-of-pocket travel and other expenses promptly following your submission of receipts or other documentation therefor.

It is understood that, in rendering consulting services hereunder, you shall be an independent contractor and not an employee of Hvide, and that you shall have no rights to participate in any compensation or benefit plans, programs or
arrangements  made  available  to  employees  of  Hvide.  In  addition,   as  an
independent contractor, you shall be solely responsible for any and all self-employment and other taxes with respect to your compensation hereunder.

This agreement supersedes any and all previous agreements and understandings with regard to your consulting services. This agreement shall be effective for an initial term of one year, commencing January 1, 1999, and shall be automatically renewed for successive one-year terms unless written notice to the contrary is given by either party at least 60 calendar days prior to the expiration of the term then in effect.

Please indicate your agreement with the foregoing by signing and returning the enclosed copy of this letter.

Jean, it is an understatement to say that we look forward to continuing our long and mutually beneficial relationship in the future.

                                              Very truly yours,

                                              Hvide Marine Incorporated


                                              By s/J. Erik Hvide
                                             --------------------------------
                                                       J. Erik Hvide
                                                      Chairman, President and
                                                      Chief Executive Officer

Accepted and agreed this
25th day of January, 1999


s/Jean Fitzgerald